Exhibit 4.3

SAFENET HOLDING CORPORATION

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Amendment (this “Amendment”) to the Registration Rights Agreement dated on or about November 18, 2010, by and among SafeNet Holding Corporation, a Delaware corporation (the “Company”), Vector Stealth Holdings II, L.LC., a Delaware limited liability Company (“Vector”) and the parties listed on Exhibit A thereto (each, a “Key Holder” and collectively, “Key Holders” (the “Agreement”) is entered into as of December 31, 2010. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Company, Vector and the Key Holders are parties to the Agreement;

WHEREAS, the Company, Vector and the Key Holders desire to amend the Agreement to include additional John Droge and Irwin Morris as Key Holders (the “Additional Key Holders”);

NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agrees as follows:

1. Amendment & Restatement of Exhibit A. Exhibit A to the Agreement is hereby replaced in its entirety with Exhibit A hereto.

2. Joinder of Additional Key Holders. By their signatures hereto, Vector and the Key Holders agree to the joinder of the Additional Key Holders as parties to the Agreement, and the Additional Key Holders accept their rights and obligations under the Agreement.

3. Miscellaneous. The provisions of Section 3 (Miscellaneous) of the Agreement are deemed a part of this Amendment as if set forth herein.

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The parties are signing this Amendment to Registration Rights Agreement as of the date stated in the introductory clause.

SAFENET HOLDING CORPORATION

a Delaware corporation

By:	/s/ Kenneth M. Siegel

Name:	Kenneth M. Siegel

Title:	SVP & General Counsel

VECTOR STEALTH HOLDINGS II, L.L.C.
a Delaware limited liability company
By: Vector SA Holdings, L.L.C., its Managing Member
By: Vector Capital Partners III, L.L.C., its Managing Member

By:	/s/ Alexander R. Slusky
Alexander R. Slusky
Managing Member

KEY HOLDERS:

/s/ Chris Fedde
Chris Fedde

/s/ Mark A. Floyd
Mark A. Floyd

/s/ Charles Neral
Charles Neral

/s/ Prakash Panjwani
Prakash Panjwani

/s/ Philip Saunders
Philip Saunders

Signature Page to Amendment to Reg Rts Agt

ADDITIONAL KEY HOLDERS

/s/ John Droge
John Droge

/s/ Irwin Morris
Irwin Morris

Signature Page to Amendment to Reg Rts Agt

Exhibit A

Amended & Restated

Schedule of Key Holders

Chris Fedde

Mark Floyd

Charles Neral

Prakash Panjwani

Philip Saunders

John Droge

Irwin Morris